ACQUISITION CAPITAL GROUP, INC.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

FORM S-11/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Acquisition Capital Group, Inc.

Delaware	6799	27-1404258

34 Florence Street
Worcester, MA 01060

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Rex Jay Horwitz
Chief Executive Officer
34 Florence Street
Worcester, MA 01060
Telephone: (508) 864-4726

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COPY OF ALL CORRESPONDENCE TO:

Jillian Ivey Sidoti
FAX: 888-316-7320

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	1,500,000 shares	$0.30	$450,000	$32.09
Total	1,500,000 shares	$0.30	$450,000	$32.09

(1) Registration fee has been paid via Fed wire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _____________________

PRELIMINARY PROSPECTUS

Acquisition Capital Group, Inc.

1,500,000 Shares of Common Stock
Price per share: $0.30
Total cash proceeds if all shares are sold: $450,000

This is our initial public offering. We are offering up to 1,500,000 shares of our common stock at a price of $0.30 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our officers and directors.  There is no trading market for our common stock.

The offering is being conducted on a self-underwritten, best effort basis, which means our officers and directors will attempt to sell the shares. The Registrant is not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. This Prospectus will permit our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will only be offered at a price of $.30 per share for a period three hundred and sixty five (365) days from the effective date of this prospectus, unless extended by our board of director for an additional 180 days. The sales price to the public is fixed at $0.30 per share and will only be offered at a price of $.30 per share . We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement, however, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds To ACG
Per Share	$0.30	$0	$0.30
Total	$450,000	$0	$450,000	(1)

(1)	The net proceeds to the Company do not include the offering expenses which have been borne by the Company.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.  We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.  See “Risk Factors” beginning on page 7.

Table of Contents

Prospectus Summary	1
The Offering	2
Financial Summary	3
Risk Factors	3
About this Prospectus	12
Available Information	12
Special Note Regarding Forward Looking Statements	13
Capitalization	14
Use of Proceeds	14
Determination of Offering Price	16
Dilution	16
Suitability Standards	19
Plan of Distribution and Terms of the Offering	19
Legal Proceedings	21
Director, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Tax Treatment of Registrant and Its Subsidiaries	22
Description of Securities	23
Interest of Named Experts and Counsel	24
Disclosure of Commission’s Position on Indemnification for Securities Act Liabilities	24
Description of Business	25
Reports to Stockholders	31
Management’s Discussion and Analysis of Financial Condition	31
Policy with Respect to Certain Activities	33
Investment Policies of Registrant	34
Facilities	35
Certain Relationship and Related Party Transactions	35
Selection, Management and Custody of Registrant’s Investments	36
Policies with Respect to Certain Transactions	36
Limitations of Liability	37
Market for Common Equity and Related Stockholders Matters	37
Dividends	38
Executive Compensation	38
Shares Eligible for Future Sale	41

Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet as of October 31, 2010	F-2
Statement of Operations for the period from November 13, 2009 (date of inception) to October 31, 2010	F-3
Statement of Stockholders’ Deficit as of October 31, 2010	F-4
Statement of Cash Flows for the period from November 13, 2009 (date of inception) to October 31, 2010	F-5
Notes to the Financial Statements	F-6 - F-9
Report of Independent Registered Public Accounting Firm	F-10
Balance Sheet as of December 31, 2009	F-11
Statement of Operations for the Period from November 13, 2009 (date of inception) to December 31, 2009	F-12
Statement of Stockholder’s Equity as of December 31, 2009	F-13
Statement of Cash Flows for the Period from November 13, 2009 (date of inception) to December 31, 2009	F-14
Notes to Financial Statements	F-15 - F-17

Indemnification of Directors and Officers	43
Other Expenses of Issuance and Distribution	44
Sales to Special Parties	44
Recent Sales of Unregistered Securities	44

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “Acquisition Capital Group,” and “ACG” refer to Acquisition Capital Group, Inc.

Acquisition Capital Group, Inc. is a development stage company incorporated in the State of Delaware on November 13, 2009. The only promoters of the Company to date have been our current officers and directors. The promoters are Rex Jay Horwitz, Margaret Graveline, Kim Harrington, and Lisa Desrosiers. Each has received 1,000,000 shares of the Company’s stock in exchange for cash.

Since our inception on November 13, 2009 through October 31, 2010 , we have not generated any revenues and have incurred a net loss of $30,890. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with purchasing real property assets that are either a.) cash flow positive, meaning properties that have a positive monthly income after all expenses, mortgages, operating expenses, taxes and maintenance reserves are paid or b.) may be purchased for less than Fair Market Value, are in need of repairs, and subsequently may be sold for a profit in less than a year, beginning to operate our company, marketing expense, and covering various filing fees and transfer agent fees. In order to determine if a property is “cash flow positive” the officers will review the total gross rent or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.” However, how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company: there must be a comfortable cash flow which the Officers are comfortable with. This margin will depend on factors such as the location of the property, the fair market value of the property, as well as other factors as determined by the officers. This will be at the discretion of the officers and directors of the Company. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement. The Company does not currently own any properties.

As of the date of this prospectus we have only three officers and four directors for a total of four officers and directors combined who we anticipate devoting only a small portion of their time to the company going forward if we are not able to raise a sufficient amount of capital. Mr. Horwitz, our CEO/PRESIDENT, will be in charge of our day to day operations until such time we are able to hire other personnel. If we are sufficiently financed, Mr. Horwitz intends to devote all of his working hours to the Company. Finances permitting, Mr. Horwitz will also seek to hire an assistant to assist with the day to day operations. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for the acquisition of only a few properties and to pay for ongoing operational costs. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Some of our Risk Factors include:

•	We were recently incorporated and have limited operating history.
•	We are highly dependent on our officers and directors.
•
Subscribers will have limited control in our company. Of our stock being offered, subscribers will own 1.5% of our total authorized shares and only 23% of outstanding shares if all shares under this offering are sold.

•	We will require additional financing outside of this offering in order for our operations to be successful.
•	Our offering price is arbitrary and does not reflect the book value of our stock.
•	Investment in real estate is speculative and we will be highly dependent on the performance of the real estate market.
•	If we are to invest in joint ventures, conflicts may arise.

Acquisition Capital Group’s address and phone number is:
34 Florence St
Worcester, MA 01060
(508) 864-4726  or (781) 367-5378

The Offering

Common Stock Offered for Sale	Up to a maximum of 1,500,000 shares.

Price to the Public	$0.30 per share in cash.

Use of Proceeds Primarily for	Offering expenses, purchase properties, and enter into Joint Venture Agreements

Number of Shares Outstanding Priort o the Offering	5,000,000

Number of Shares Outstanding After the Offering	5,150,000 if 10% of offering sold.

5,375,000 if 25% of offering sold.

5,750,000 if 50% of offering sold.

6,125,000 if 75% of offering sold.

6,500,000 if 100% of offering sold.

Plan of Distribution	This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by ourofficers and directors. There is no share minimum investment required from individual investors.

Terms of the Offering
This is a BEST EFFORTS OFFERING.  This is a no minimum offering.  Accordingly, as shares are sold, we will use the money raised for our  business. The offering will remain open until 365 days from the commencement of the offering upon effectiveness of this S-11, which may be extended for an additional 180  days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

(1)	Management may not, and will not purchase any shares in this offering.

Financial Summary

For the year ended October 31, 2010

Statement of Operations
Revenues
Expenses	(30,890)
Net Loss	(30,890)

	As of October 31, 2010	As of December 31, 2009
Balance Sheet
Total assets	6,769	1,650
Total liabilities	27,659	0
Shareholders' deficit	(20,890)	(1,650)

RISK FACTORS

Investors in Acquisition Capital Group should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in November 2009 and have recently commenced operations, which makes an evaluation of us extremely difficult. Thus, we may never become profitable which could lead to a loss of your total investment.

We were incorporated in November 2009 as a Delaware corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $8,350 for the period ended December 31, 2009 and $ 30,890 for the period ended October 31, 2010, (iii) have been focused on organizational and start-up activities, business plan development, and website design since we incorporated. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, ability to locate properties and investment opportunities, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of Acquisition Capital Group to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our officers and directors. The loss or unavailability to Acquisition Capital Group of our any of our officers services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of our four officers. It would be difficult to replace any of them at such an early stage of development of Acquisition Capital Group. The loss by or unavailability to Acquisition Capital Group of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them  could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our management has limited experience in running a public company which could lead to extra costs to insure proper filings.

Our officers have no experience in running a public company. The Company will rely on the expertise of outside counsel and consultants to insure proper filing and the meeting of deadlines.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of real estate projects before we invest in them and will be entirely relying on the ability of our officers to select well-performing investment properties. Furthermore, our officers and board members will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our officers and directors, as a group, will have complete control over the company and will therefore make all decisions of which other shareholders will have no control.

Our officers, as a group, are controlling shareholders, and thus shall make certain decisions without input by the other shareholders. Such decisions may pertain to employment decisions, including officers’ compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

We are a company with a limited operating history upon which to evaluate our likely performance.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. Therefore, we have a limited operating history upon which to evaluate our likely performance. We may not be able to implement our business plan successfully.

If we invest in joint ventures, the objectives of our partners may conflict with our objectives.

In accordance with one of our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Moreover, there is an additional risk that the co-venturers may not be able to agree on matters relating to the property they jointly own. In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

If we invest in joint ventures, we may be subject to other, unforeseeable economic harm.

We may not be able to control our co-venturer’s economic condition and hence, in the event of financial hardship, our co-venturer may file for bankruptcy protection which could adversely affect us.  Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The participation rights of each owner in a jointly owned property could reduce the value of each portion of the divided property.

Even though we intend to only purchase those properties that fit our investment profile, there is a possibility that our purchases may not provide the results predicted.

One type of property we intend on investing in will be “cash flow positive.” This means properties that have a positive monthly income after all expenses, mortgages, operating expenses, taxes and maintenance reserves are paid. Even though we intend to purchase these types of properties, unforeseen circumstances may cause such properties to become cash flow negative whereby the income from the property does not cover all of its expenses. Some conditions may be neighborhood changes/conditions, economic conditions, property conditions, and unforeseen expenses.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.30. See “Dilution”

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of advertising which is intended to generate revenue from sales and advertising, in addition to hiring new employees and commencing additional marketing activities. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to purchase limited real estate assets. Proceeds will also assist us in further developing our initial business operations; however will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for advertising expenses, some website development fees, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

Our offering price is arbitrary and bears no relationship to our assets, earning, or book value.

There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

Our cash flows from real estate investments may become insufficient to pay our operating expenses and to cover the dividends we have paid and/or declared.

We cannot assure you that we will be able to maintain sufficient cash flows to fund operating expenses and dividend at any particular level, if at all.

As we continue to raise proceeds from this offering, the sufficiency of cash flow to fund future dividend payments with respect to an increased number of outstanding shares will depend on the pace at which we are able to identify and close on suitable cash-generating real property investments. Because the accrual of offering proceeds may outpace the investment of these funds in real property acquisitions, cash generated from such investments may become insufficient to fund operating expenses and continued dividend payments at historical levels.

Failure to generate revenue may reduce distributions to stockholders.

The cash flow from equity investments in commercial and residential properties depends on the amount of revenue generated and expenses incurred in operating the properties. If properties we eventually acquire do not generate revenue sufficient to meet operating expenses, debt service, and capital expenditures, our income and ability to make distributions to you will be adversely affected. We currently do not have any properties.

Upon purchasing properties, economic conditions may adversely affect our income.

We currently own no properties. However, in the event we do purchase properties, our commercial or residential property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our potential properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our potential properties will be located and in the market for residential and commercial space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Real estate investments are illiquid which may make it difficult to sell properties at a profitable price and in a reasonable time.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

When we do acquire properties, those properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease potential properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The commercial and residential real estate markets are currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

We may depend on commercial and residential tenants for our revenue and therefore our revenue may depend on the success and economic viability of our commercial and residential tenants.
Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms.

In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting such potential property. A default a substantial number of commercial tenants at any one time on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Particularly on those properties we intend on flipping. Flipping properties is defined as properties bought and resold in less than one year. Our “flip” properties’ profits will be highly dependent on not just an increase between purchase price and sale price but also on our ability to sell the property quickly. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied there from.

When we do acquire properties, such properties may not be diversified.

Because this offering will be made on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised. Even if we sell 1,500,000 shares of Common Stock for $450,000, our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our current strategy is to acquire interests primarily in commercial buildings, residential apartment buildings and other income-producing real estate. As a result, we are subject to the risks inherent in investing in these industries. A downturn in the commercial or residential industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, real estate investment trusts and U.S. institutional and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, potential properties may be located in close proximity to other properties that will compete against potential properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over potential properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which may require rehabilitation. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor’s ability to control rehabilitation costs, the timing of completion of rehabilitation, and a contractor’s ability to build in conformity with plans and specification.

Real Estate Financing Risks

General Financing Risks

We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks.

We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. It should be noted, we currently do not own any properties or have any mortgage indebtedness.

We intend to incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of potential properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns properties.

In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Moreover, if we enter into financing arrangements involving balloon payment obligations, such financing arrangements will involve greater risks than financing arrangements whose principal amount is amortized over the term of the loan. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

The current debt market volatility may affect the availability and amount of financing for our acquisitions.

The commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This is resulting in lenders increasing the cost for debt financing. As our existing debt is fixed rate debt, we do not believe that our current portfolio is materially impacted by the current debt market environment. However, should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

If we have insufficient reserves, we will have to obtain financing from other sources.

We have established working capital reserves that we believe are adequate to cover our cash needs for the next several months, but not beyond this. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing to fund our cash requirements. Sufficient financing may not be available or, if available, may not be available on economically feasible terms or on terms acceptable to us. If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money.

Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

We may not have funding or capital resources for future improvements.

We currently do not have any commercial properties. In the event we acquire a commercial property, when a commercial tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for leasing costs, tenant improvements and tenant refurbishments to the vacated space. We will incur certain fixed operating costs during the time the space is vacant as well as leasing commissions and related costs to re-lease the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our potential properties for other reasons.

Also, in the event we need to secure funding sources in the future but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property. This may cause such property to suffer from a greater risk of obsolescence or a decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. Or, we may be required to secure funding on unfavorable terms.

Lenders may require us to enter into restrictive covenants relating to our operations.

We currently do not own any properties that this risk factor would apply, however, in connection with obtaining financing, a bank or other lender could impose restrictions on us affecting our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain negative covenants limiting our ability to, among other things, or further mortgage our potential properties. In addition, prepayment penalties imposed by banks or other lenders could affect our ability to sell properties when we want.

Financing Risks on the Property Level

Some of our mortgage loans may have “due on sale” provisions.

In purchasing properties subject to Financing, we may obtain financing with ‘due-on-sale’ and/or ‘due-on-encumbrance’ clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. These clauses may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Lenders may be able to recover against our other properties under our mortgage loans.

We will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

Our mortgage loans may charge variable interest which may make potential properties cash flow negatively.

Some of our mortgage loans will be subject to fluctuating interest rates based on certain index rates, such as the prime rate. Future increases in the index rates would result in increases in debt service on variable rate loans and thus reduce funds available for acquisitions of properties and dividends to the stockholders.

Insurance Risks

We may suffer losses that are not covered by insurance. If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for potential   properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Some of our commercial tenants may be responsible for insuring their goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or, in the future, terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.

We cannot assure you that we will have adequate coverage for such losses. If such an event occurred to, or caused the destruction of, one or more potential properties, we could lose both our invested capital and anticipated profits from such property. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for acts of terrorism or asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or asbestos, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us.

Although we intend to adequately insure potential   properties, we cannot assure that we will successfully do so. We currently do not own any properties.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

Upon the effectiveness of this S-11, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Acquisition Capital Group, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-11 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”,  “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization on December 31, 2009 and October 31, 2010

	October 31, 2010	December 31, 2009
LIABILITIES
Current Liabilities
Accrued expenses	13,240	$0
Notes Payable	14,000
Interest Payable	419
Total Liabilities	27,659	0

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value, 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000	5,000
Additional paid in capital	5,000	5,000
Deficit accumulated during the development stage	(30,890)	(8,350)
Total Stockholders’ Equity	(20,890)	1,650

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	6,769	$1,650

 USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $436,175

We intend to utilize the estimated net proceeds following the offering for the following purposes:

	10%	25%	50%	75%	100%
Total Proceeds	$45,000	$168,750	$225,000	$337,500	$450,000
Less: Offering Expenses (1)
Accounting	$3,500	$3,500	$3,500	$3,500	$3,500
Legal Copying	$10,000 $300	$10,000 $300	$10,000 $300	$10,000 $300	$10,000 300
SEC & State Filing Fees	25	25	25	25	25
Net Proceeds from Offering	$31,175	$154,925	$211,175	$323,675	$436,175
Use of Net Proceeds
Down payment on Properties (2)	$25,000	$76,255	$132,475	$219,975	$332,000
Investments in JV’s (3)	$0	$50,000	$50,000	$50,000	$50,000
Transfer Agent Fees	$1,200	$1,200	$1,200	$1,200	$1,200
Accounting	$2,500	$2,500	$2,500	$2,500	$2,500
Working Capital (4)	$2,475	$25,000	$25,000	$50,000	$50,000
Total Use of Net Proceeds	$31,175	$154,925	$211,175	$323,675	$436,175

(1)
The Officers of the Company have provided the capital to cover the offering expenses herein. They currently hold promissory notes and will not necessarily seek reimbursement of such expenses upon the receipt of offering proceeds. Details of the offering proceeds are herein provided to let a potential investor know the costs of this offering.

(2)
We currently have not identified any specific properties. However, we anticipate that we will purchase properties that will a.) cash flow positive to satisfy any debt service and b.) are self-storage, mobile home parks or multi-family properties. With these parameters set, we believe we will not be able to finance a property with more than 75% financing based on current lending policies. We expect debt service to not exceed 8% per annum based on Toronto Dominion Bank’s (TD Bank) and Bank of America (BOA) current rates. We have not identified any properties, but as we increase our available funds, we expect to purchase properties in greater quantity and size. We expect that if we raise the maximum amount, we will be able to invest into up to three (3) properties, while if we raise only $25,000 we will only be able to purchase one (1) property. This is the assumption that each property will be valued at $500,000 or less in the case of raising the maximum proceeds. In order to purchase one property with only $25,000 in available cash; that property will have to be priced at $100,000 or less or we will need to look to alternative financing that will allow us to leverage more than 75% of the value of the property. We may elect to purchase just one property depending on the availability of a positively cash flowing property. Property acquisitions will all depend on availability of properties that fit our investment criteria and that our available cash allows us to purchase. If less than the maximum is raised, we will most likely purchase small multi-families (five to twenty units) in need of rehab.

We look to acquire the following types of properties, although no specific properties have been identified.  We look to provide added value in the transactions by identifying underperforming properties by replacing poor management, increase cash flow by reducing vacancies, increase marketing, cutting expenses, and increasing other related income streams (i.e. for self storage facilities -self service kiosks, packaging supplies, mailing services; for apartment complexes- laundry services and storage space,) Properties may also have additional expansion possibilities for increasing revenue.

•	Debt service ratio of 1.250 (Debt Service Ratio = total of all debt on the property in relation to its total income. i.e. for every $1.00 of debt, we will require $1.250 of income to cover that debt.)
•	Cap Rate Net operating income (NOI)divided by the RV – Relationship between the NOI an the purchase price that enables common investor to compare properties side by side

1.
Commercial properties (self-storage and mobile home parks) including stable assets (those that cash flow, but have little upside on equity) and “value-added” assets, where the current asset has little cash flow, but has the potential for great value increases and increased cash flow so long as we add value through rehab or re-managing.

2.
Multi-family properties including stable assets (those that cash flow, but have little upside on equity) and “value-added” assets, where the current asset has little cash flow, but has the potential for great value increases and increased cash flow so long as we add value through rehab or re-managing.

3.	We will look for properties with a capitalization rate of no less than 8% and a debt service ratio exceeding 1.250.
4.	We believe it will take us no longer than 6 months to invest offering proceeds into a portfolio of properties and real estate related assets.

(3)
We expect the minimum needed to effectively invest in a joint venture will be $50,000. We have not identified any joint ventures that we may invest in. We will seek to form relationships with likeminded owner operators/developers located and established in other parts of the country.

(4)
We believe the more money we raise and must manage, we will have a greater need for more working capital to cover day to day costs of operations. If we raise 10% of the securities herein offered or less, we will simply invest in affordable, smaller properties that are most likely smaller multi-family properties. In other words, properties which we may purchase, add value to, and resell within one year or in time frame that market conditions dictate.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of October 31, 2010, Acquisition Capital Group’ net tangible book value was ($ 20,890 ), or $0.00 per share of common stock. Net tangible book value is the aggregate amount of Acquisition Capital Group’ tangible assets less its total liabilities. Net tangible book value per share represents Acquisition Capital Group’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $13,825), Acquisition Capital Group’ net tangible book value as of the closing of this offering would increase from $0.00 to $.06 4 per share. This represents an immediate increase in the net tangible book value of approximately $.06 4 per share to current shareholders, and immediate dilution of about $.2 6 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.06 4
Net tangible book value per share after offering	$0.06 4
Dilution per share to new investors	$0.2 6
Percentage dilution	7 8 .7%

The following assumes the sale of 75% of the shares of common stock in this offering. As of October 31, 2010, Acquisition Capital Group’ net tangible book value was ($ 20,890 ), or $0.00 per share of common stock. Net tangible book value is the aggregate amount of Acquisition Capital Group’ tangible assets less its total liabilities. Net tangible book value per share represents Acquisition Capital Group’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,125,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $13,825), Acquisition Capital Group’ net tangible book value as of the closing of this offering would increase from $0.00 to $.0 49 per share. This represents an immediate increase in the net tangible book value of $.0 49 per share to current shareholders, and immediate dilution of $. 251 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.0 49
Net tangible book value per share after offering	$0.0 49
Dilution per share to new investors	$0.2 51
Percentage dilution	8 3.5%

The following assumes the sale of 50% of the shares of common stock in this offering. As of October 31, 2010, Acquisition Capital Group’ net tangible book value was ($ 20,890 ), or $0.00 per share of common stock. Net tangible book value is the aggregate amount of Acquisition Capital Group’ tangible assets less its total liabilities. Net tangible book value per share represents Acquisition Capital Group’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 750,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $13,825), Acquisition Capital Group’ net tangible book value as of the closing of this offering would increase from $0.00 to $.03 3 per share. This represents an immediate increase in the net tangible book value of $.03 3 per share to current shareholders, and immediate dilution of $.2 67 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.03 3
Net tangible book value per share after offering	$0.03 3
Dilution per share to new investors	$0.2 67
Percentage dilution	8 8.97%

The following assumes the sale of 25% of the shares of common stock in this offering. As of October 31, 2010, Acquisition Capital Group’ net tangible book value was ($ 20,890 ), or $0.00 per share of common stock. Net tangible book value is the aggregate amount of Acquisition Capital Group’ tangible assets less its total liabilities. Net tangible book value per share represents Acquisition Capital Group’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 375,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $13,825), Acquisition Capital Group’ net tangible book value as of the closing of this offering would increase from $0.00 per share to $0.01 4 per share. This represents an immediate increase in the net tangible book value of $.01 4 per share to current shareholders, and immediate dilution of $.28 6 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.01 4
Net tangible book value per share after offering	$0.01 4
Dilution per share to new investors	$0.28 6
Percentage dilution	9 5.17%

The following assumes the sale of 10% of the shares of common stock in this offering. As of October 31, 2010, Acquisition Capital Group’ net tangible book value was ($ 20,890 ), or $0.00 per share of common stock. Net tangible book value is the aggregate amount of Acquisition Capital Group’ tangible assets less its total liabilities. Net tangible book value per share represents Acquisition Capital Group’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 150,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting of $13,825), Acquisition Capital Group’ net tangible book value as of the closing of this offering would be $.00 2 per share and, as a result, there will be an immediate increase in the net tangible book value of $.00 per share to current shareholders, but there is an immediate dilution of $.29 8 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.00 2
Net tangible book value per share after offering	$0.00 2
Dilution per share to new investors	$0.29 8
Percentage dilution	9 9.33%

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares. Despite this, we do not have any suitability standards except that an investor should be able to afford to lose their investment if our business plan fails.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 1,500,000 shares of common stock, at $0.30 per share, on a “best efforts,” basis in a “direct public offering” through our officers and directors. Funds will be made immediately available to the Company for use after sale of the securities for the purposes of acquiring property. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Acquisition Capital Group Inc. No commissions will be paid for the sale of the 1,500,000 shares offered by Acquisition Capital Group.

 This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. Funds will be made immediately available to the Company upon receipt. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The offering price of the stock is arbitrary. There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  The Company based primarily on its projected operating results has determined the offering price. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

We will sell the shares on a “direct public offering,” basis through our officers and directors, who may be considered an underwriters as that term is defined in Section 2(a)(11). Our officers or directors will not receive any commission in connection with the sale of shares, although we may reimburse them for expenses incurred in connection with the offer and sale of the shares.

Our officers will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), they must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Acquisition Capital Group, Inc. otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Our officers and directors will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Neither our officer or directors, nor any affiliates will be purchasing shares in the offering.

The officers and directors first intend on extending an offer to purchase the securities herein to friends, family, and business associates. Once exhausting any of those relationships, the officers and directors may elect to solicit outside investors by holding informational meetings that are open to the public and presenting the Company’s Prospectus. We intend to sell our shares in the United States.  Prior to selling our shares in the USA jurisdictions, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states where required and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our office. Your subscription shall not become effective until accepted by us and approved by us. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Acquisition Capital Group to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to Acquisition Capital Group where the subscription and a copy of the check is faxed to the Company for review;
•	each subscription is reviewed by Acquisition Capital Group to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved, the subscription is accepted by the Company and the funds deposited into an account labeled: Acquisition Capital Group, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, we have three officers and four directors. Information as to the director and executive officer is as follows:

Name	Age	Title
Rex Jay Horwitz	52	CEO, President, and Chairman of the Board
Kimberly Harrington	33	Treasurer and Chief Financial Officer, Director
Margaret Graveline	45	Secretary, Director
Lisa Desrosiers	45	Director

Duties, Responsibilities and Experience

Rex Jay Horwitz, 52, has been involved in financial and real estate services since 1987.  He is a former RIA ,working with Smith Barney from 1994-1996.   He is currently the principal of Knox Financial Services, a DOB Licensed Mortgage Brokerage firm that was established in  April of 1997. Since the fall of 2006, he has been the Managing Member of Foliage Properties LLC, which is engaged in short sale transactions.  He has bought and sold over 60 properties through short sale transactions.  He also manages properties in Maine, Massachusetts, Florida, Pennsylvania, Kentucky, and Canada. Mr. Horwitz’s experience in both finance and real estate lead to his being chosen as our CEO/PRESIDENT and Chairman of the Board of Directors.

Kimberly Harrington, 33, consulted for a number of Fortune 500 firms, re-engineering their business processes to facilitate the entrance of enterprise resource planning (ERP) software into their organizations between 1999 and 2002. After graduating with her MBA from Boston College in 2003, Ms. Harrington began work at MassMutual Financial Group within the Treasury and Capital Markets Division. She acted as the director of Treasury Controls from 2003 through 2005. In 2005, Ms. Harrington founded Ambrose Properties New England LLC, a real estate investing business focusing on residential short sales. Ambrose Properties New England, LLC specializes in short sale negotiations with both national and regional lending institutions. Due to her extensive financial background, Ms. Harrington has been asked to take on the role and responsibility of Chief Financial Officer, Controller, and Member of the Board.

Margaret (Peg) Graveline, 45, is the founder of JEM Property Group LLC, which specializes in residential short sale negotiations working directly with lenders and property owners and has operated since 2008.  JEM Property Group LLC has incorporated a group of professional real estate investors, loan officers, realtors, financial management planners and lawyers to form a creative network that uses expertise from these various professions in a synergistic way to help homeowners in hardship.  JEM Property Group LLC is currently working in New Hampshire.  JEM Property Group is engaged in $2MM in short sale transactions currently under contract. Because of her own personal experience in real estate investing and organizational skills, Ms. Graveline has been asked to serve as our secretary and as member of our Board of Directors

Lisa Desrosiers, 45, has a Master’s Degree in education and is a member of Foliage Properties, LLC, where she manages the office, facilitates communication between property owners, realtors,negotiators, investors, and attorneys since 2006.  She is also the president of the Dexter Research Institute (DRI), a non-profit organization that provides housing and English immersion to foreign graduate students, which was established in December of 2009.  She has also worked as a primary education teacher from 1987- 2010. Due to her knowledge of the business, communication and negotiation skills and her knowledge and experience with parliamentary procedures, Ms. Desrosiers has been asked to serve on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 1,500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.
Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Rex Jay Horwitz, CEO/President/Director	1,000,000	20.00%	15.38%
Gail McCarthy	1,000,000	20.00%	15.38%
Margaret Graveline, Secretary/Director	1,000,000	20.00%	15.38%
Lisa Desrosiers, Director	1,000,000	20.00%	15.38%
Kimberly Harrington, Treasurer/Director	1,000,000	20.00%	15.38%
All Directors, Officers and Principal Stockholders as a Group	5,000,000	100.00%	76.92%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

TAX TREATMENT OF REGISTRANT AND ITS SUBSIDIARIES

Although we are a real estate company with real estate assets, we will not be initially operating as a Real Estate Investment Trust (“REIT”) as we fear we may not initially be able to qualify as a REIT. Therefore, we will initially operate a C corporation.

For federal income tax purposes, a C corporation is recognized as a separate taxpaying entity. A corporation conducts business, realizes net income or loss, pays taxes and distributes profits to shareholders.

The profit of a corporation is taxed to the corporation when earned, and then is taxed to the shareholders when distributed as dividends. This creates a double tax. The corporation does not get a tax deduction when it distributes dividends to shareholders. Shareholders cannot deduct any loss of the corporation.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share. 5,000,000 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus. Upon sale of the 1,500,000 shares offered herein, we will have outstanding 6,500,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Acquisition Capital Group, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation currently does not authorize the issuance of any preferred stock but may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	Terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

 Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our directors may later determine to authorize options and warrants for our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. Jillian Ivey Sidoti will be issued 35,000 shares at value of $.30 in exchange for services related to the S-11. We expect to issue these shares in May 2011 . The issuance of shares is not contingent on any services, including the legal opinion, not yet provided.

Barton PK, LLC, whose manager is Peter C. Klamka, shall be issued 324,350 shares in exchange for consulting services related to corporate structure and the capital markets.

The audited financial statements of as of December 31, 2009 and October 31, 2010 , are included in this prospectus and have been audited by Silberstein Ungar, PLLC, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Acquisition Capital Group will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

OVERVIEW

Acquisition Capital Group intends to invest in multi-family residential properties and certain commercial properties. The Company will purchase, manage, and dispose of revenue producing assets, specifically commercial properties. In addition to owning and operating revenue producing assets, we intend to seek out real estate joint ventures as well as provide property management for our own portfolio.

We have not commenced any significant operations to carry out our business plan. To do date, we have not purchased any properties nor have any properties under contract for purchase. Thus far, we have only performed those tasks related to our organization and development of our business plan. Upon receiving funding, we plan to carry out our business plan, as described below, of purchasing, managing, and disposing real estate assets for a profit.

Investment Policies

We are looking to purchase various types of properties that fit the following criteria:

Stable/Performing Assets:

Assets that may be purchased as current cash flowing properties that have a low vacancy rate (defined as less than 15% vacancy) will be purchased at a capitalization rate at least 8% and that may have a debt service coverage ratio that exceeds 1.250. This means that we will only seek out properties that we believe will have enough net operating income that it will cover the debt service by 130%.

Non-performing assets:

Those assets that we identify as “non-performing assets” are those properties that have little cash flow but have potential for great value increases so long as we add value in terms of rehab or management to the property.  We will seek properties with capitalization rates of no less than 8% capitalization upon stabilization. Capitalization Rate is defined as the ratio between the net operating income produced by an asset and its capital cost (the original price paid to buy the asset) or its current market value. It is calculated by dividing the net operating income by the purchase price of the property. We plan to “stabilize” distressed properties or non-performing assets by adding value through new management, rehab and repositioning through marketing. We will consider a property stabilized upon the completion of rehab and the entry of new tenants with 85% occupancy for three (3) consecutive months.

We believe that the company would be able to successfully purchase both types of properties as the Company can add value to non-performing assets to turn them into cash flowing properties.

Quick turnover properties:

We may seek out properties that we can “flip” or purchase and sell in less than a year. We will only seek out properties which we believe we can resell for no less than a 10% gross margin.

Of these, we look to acquire any of the following types of properties in the Southern and Eastern United States:

A.   Multifamily Units

•	Positive cash flow of a minimum of 8.5% CAP rate (CAP Rate = ratio of the relationship between the net operating income and the sale price)
•	Debt service ratio of 1.250 (Debt Service Ratio = total of all debt on the property in relation to its total income. i.e. for every $1 of debt , we will require $1.250 of income to cover that debt.)
•	Metropolitan Statistic Area (MSA) of 100,000 people or more

B.   Self-Storage

•	Debt service ratio of 1.250 (Debt Service Ratio = total of all debt on the property in relation to its total income. i.e. for every $1 of debt , we will require $1.250 of income to cover that debt.)

C.   Mobile Home Parks

•	Parks that could have additional expansion possibilities and/or upgraded management.
•	Debt service ratio of 1.250 (Debt Service Ratio = total of all debt on the property in relation to its total income. i.e. for every $1 of debt , we will require $1.250 of income to cover that debt.)

Risks:  Economic downturn, massive layoffs, or corporate downsizing.  This is why we want to be near a metropolitan area with a well diversified workforce.

For financing purposes, commercial property such as Mobile Home Parks, Self Storage units, as well as multi-family housing of 5 units or more will be primarily purchased following Fannie Mae, Freddie Mac, or HUD industry guidelines for 5 or more units. Underwriting requirements under these guidelines may include:

•
The capacity of the borrower, or income from the underlying property, to adequately service principal and interest on the debt. Typically, banks will establish minimum "debt service coverage" ratios _ the number of times net operating income will cover annual debt service. While minimum ratio requirements will vary between banks and by type of project, they usually fall within the range of 1.05 to 1.5.

•	The value of the mortgaged property.
•	The overall creditworthiness of the borrower, including the demands of supporting other projects.
•	The "hard equity," in the form of cash or unencumbered equity in the property that is required to be invested by the borrower.
•	Whether, and to what extent, the bank will give any credit for appreciation in the value of previously purchased land for purposes of its minimum equity requirements.
•	Any secondary sources of repayment.
•	Any additional collateral or credit enhancements (such as guarantees, mortgage insurance, or take-out commitments).

The Company does not currently have any lending relationships in place.

We may also elect to enter into a joint venture agreement and invest in the properties of other, non-affiliated developers. We have not identified any joint ventures that we may invest in. We will seek to form relationships with likeminded owner operators/developers via online an in person social networking via real estate groups and associations that our officers and directors belong. It is expected that these relationships may develop from already existing contacts of the officers and directors even though no such relationship is currently being contemplated. We expect to joint venture with those who have access to larger projects that we would be unable to purchase by ourselves in our current financial capabilities and due to our investment properties where we would own a fractional interest in the property. We expect such joint venture properties to exceed $10 million in value.

We do not intend on acquiring any properties from any related parties.

Planned Operations

We currently have little operations other than the preparation of this S-11 offering. The officers and directors, as described herein, have other, outside responsibilities which take up the majority of their working hours. None of our officers and directors are currently working full time for the Company. If our financial circumstances change, the working habits and dedication to the Company’s business plan on the part of our officers and directors too will change to meet the growing needs of our business.

We currently are seeking out appropriate real estate purchasing opportunities that fit our current investment policies. We intend on placing “letters of intent” on those properties that we find appropriate. Purchase agreements may be contingent on the funding of this offering depending on the property and the offer and whether the seller will offer any carry-back financing.

Upon funding of the Company, all officers intend on fulfilling their respective roles. In the event that we are fully funded and operational, all of our officers and directors intend on dedicating full time to the Company. Outside business interest will be delegated to competent management to facilitate the shift in focus and direction.

We will update our investors of our new acquisitions and business dealings via a quarterly on-line newsletter posted on the webpage as soon as the transaction(s) have been completed.

If changes to our investment strategy are contemplated, we will file the proper 424(B) prospectus with the commission or Post Effective Amendment, whichever is more appropriate.

For our “value-added” properties, we will update old appliances, flooring, and paint to our multi-family acquisitions and provide other non-structural improvements such as outside landscaping and other features in order to attract tenants to all acquired properties. In the event that it is needed, we may also provide structural improvements such as new roofs, plumbing, and electrical. Improvements may also include updates and added features to the common area. Improvements will greatly depend on each property’s unique attributes.

We will work to re-manage properties that are not performing well, by locating and contracting with credit worthy tenants (see “Marketing Plan”) and acting swiftly to evict those tenants that are not paying rent within the letter of the law. We will also make improvements to the property as listed above in order to attract more credit worthy tenants and higher or market value rents. We will also look to tenants that are willing to enter into year long leases in order to ensure a lower turnover ratio.

We intend on deriving income from rents and the sale of appreciated property. We hope that such income will sustained our activities enough so that we may leverage and purchase additional properties for additional income with eventually realizing a profit. We do not believe the proceeds of this offering will satisfy all of the goals of the company. The Company and Managers intend on conducting subsequent offerings or seeking out additional financing upon the close of this offering depending on the state of the company at the time.

Marketing Plan

We intend on using funds from our Working Capital as well as existing cash flow from properties to market properties in order to fill vacancies. Most importantly, we will utilize “free” listing services such as Craigslist.com in order to seek out new tenants. In the event we hire a property manager to manage a property as discussed herein, more likely than not, these marketing costs will not become an expense of the Company, but rather of the management company put in place. The Management Company will be paid as a percentage of the cash flow of the property.

We expect new tenants to be found via Craigslist, Apartments.com, flyers, newspaper advertisements, and the property’s website if one so exists.

Competition

We will face competition from other developers that are looking to implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or may realize a greater profit as they will be able to negotiate better purchasing terms.

Our officers and directors have significant experience in real estate development. We hope this will distinguish us from our competition. Further, we believe that our business plan, which allows us to look for several different types of properties, provides us with greater opportunities than other real estate development companies.

Conflicts of Interest

Currently, the following Conflicts of Interest exist:

Margaret Graveline, our secretary, is currently the managing member of JEM Property Group, LLC (“JEM”). JEM currently buys and sells residential properties for a profit.

Rex Jay Horwitz, our chief executive officer, and Lisa Desrosiers, one of our directors, are the managing members of Foliage Properties, LLC (“Foliage”) which identifies, contracts, purchases, holds and sells residential and commercial real estate with current operations in Maine, Massachusetts, Rhode Island, Pennsylvania, Florida, and Kentucky. Ms. Desrosiers is also President of DRI, Inc a 501(c)(3) non- profit company.  Mr. Horwitz is also managing member of Cobblestone Capital LLC.

Kimberly Harrington, our Treasurer and Chief Financial Officer, is the managing member of Ambrose Properties New England, LLC (“Ambrose”). Ambrose negotiates short sale transactions with regional and national lending institutions on behalf of investors, attorneys and real estate agents.  Ms. Harrington is also a managing member of Cobblestone Capital LLC.

Other than the abovementioned Conflicts of Interest, there are no other conflicts.

To this end:

i) Our officers or directors are not a general partner or an affiliate of the general partner in other investment entities (public and/or private) engaged in making similar investments or otherwise makes or arranges for similar investments.

ii) Our officers and directors do not have the authority to invest the Company’s funds in other entities in which our officer or an affiliate has an interest.

iii) No properties in which our officers or our affiliates have an interest are bought from or properties are sold to officers or our affiliates or entities in which they have an interest.

iv) Our officers and affiliates do not own or have an interest in properties adjacent to those to be purchased and developed by the Company.

v) There are no affiliates of the Company who act as underwriters, real estate brokers or managers for the partnership, act in such capacities for other partnerships or entities.

vi) No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

vii) No affiliate of the Company acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter’s due diligence inquiries under the Securities Act.

viii) The compensation plan for the officer currently does not create a conflict between the interests of the officers and that of the Company.

Our officers and directors have resolved that officers and directors of the Company may not purchase, sell, pledge, or place under contract any property that fits the investment policies of the Company without first allowing the Company first right of refusal on such property. Violation of this policy will result in immediate termination of the offending officer or director.

Upon financial stability of the Company, all officers and directors intend on dedicating 100% of their professional time to the Company and its operations, thus eliminating all of the abovementioned conflicts.

Employees

We are a development stage company and currently have three officers and four directors who currently do not receive compensation. For their experience, please see “Director, Executive Officers, Promoters and Control Persons.” Each officer will carry out a specific business role for the Company. Our officers have provided the working capital to cover our initial expense in exchange for shares in the Company at par value. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

Mr. Rex Jay Horwitz and Ms. Kimberly Harrington are spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-11 registration statement. Ms. Margaret Graveline is developing our business plan and researching investment opportunities and possible property acquisitions.

Mr. Horwitz, our CEO/PRESIDENT, is the grandson of one of the founding family members and has extensive property management and acquisition experience.  Over the years, his responsibilities include on and offsite management, lease negotiations and sale leaseback transactions of these properties.

The holdings include free and clear properties rented for manufacturing, wholesale distribution, retail sales and office flex space (Medical Offices).  These nineteen properties combined consist of roughly 89,000 square feet.  Two properties are sales where LFRE acts as the mortgagee.  Some of the retail sale properties include land leases to Yum brands (Taco Bell), Ashland Oil (Valvoline) and others.

Mr. Horwitz is responsible for annual or bi-annual site inspections of commercial properties, review of maintenance quality control and invoice authorizations, determinations for rental or liquidation of property to include term leases and or term leases with options to purchase or outright sale with seller financing, review of income and expenses (balance sheet) distribution of quarterly dividends and management discussions with the comptroller, legal counsel and major stockholders, investment decisions for cash investments to include real estate.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Acquisition Capital Group, Inc. is a development stage company incorporated in the State of Delaware in November of 2009. We were formed to engage in the business of real estate acquisition, development, and management. Our website is www.ACGincUSA.com.

Since our inception on November 13, 2009 to December 31, 2009 and for the year ended October 31, 2010, we have not generated any revenues and have incurred a net loss of for the period ended October 31, 2010 $ 30,890 and $8,350 from inception to December 31, 2009. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from property revenue will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

In the event we are only able to sell a fraction of this offering, we still believe we will be able to scale our operations successfully by locating appropriate sources of capital for our real estate acquisitions such as bank financing. We will also only seek properties that we believe we can afford and effectively manage. We may also look to our officers to loan additional capital to the company to insure proper acquisitions so that the company may be successful.

We understand a lack of capital will limit our abilities to purchase multiple properties or be able to even purchase the most profitable and lucrative properties. Also, we understand that with the lack of capital comes a lack of negotiating leverage with real estate deals. Therefore, in the event we are unable to obtain sufficient capital, we may not realize the most lucrative real estate deals.

Results of Operations

For the period ended December 31, 2009

There were no revenues for the period ended December 31, 2009. Expenses for the period ended December 31, 2009 were $8,350 and included expenses for professional fees, including the costs of our attorney and our auditor.

For the period   ended October 31, 2010

There were no revenues for the period ended October 31, 2010. Expenses ended October 31, 2010 were $ 30,890 . These expenses included seminars and education (approximately $7,500), filing fees ($1,966), and professional fees ($20,775).

Liquidity and Capital Resources

The Company had $1,650 in unrestricted cash as of December 31, 2009 and $ 6,769 in unrestricted cash as of October 31, 2010. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to our officers or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses. We will also seek to finance the purchase of real properties with bank financing that may be available.

In the past, our officers provided any cash needed for operations, including any cash needed for this Offering. The Officers intend to lend the Company additional capital to pay the accounts payable and to cover any additional costs related to this Offering.

In the event that we are unable to raise a substantial amount of the proceeds through this offering, our officers and directors will lend the cash needed for operating costs or will seek out alternative sources of financing, such as financing from both traditional sources such as a bank, and then hard money loans for the down payments required on properties. In the past, our officers have used their own personal credit in order to obtain real estate financing from financial institutions. We currently do not have any relationships with any financial institutions and currently have no financing in place. We are basing this belief on the past relationships of the officers and directors with banks such as TD Bank North and Bank of America and in accordance with their financing terms as expressed on their respective websites.

We are also basing our belief on the availability of financing based on the personal credit history of our officers and directors, the lending policies set forth by HUD and Fannie Mae, and the ability of a property’s individual income and expense sheet to give us the ability to obtain financing.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity.  As of October 31, 2010, we have issued 5,000,000 shares of our common stock to our three officers and four directors, in exchange for cash of $10,000.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Notes Payable

In March and September 2010, we received loans from 5 shareholders/officers of $1,500 each.  The notes are unsecured and bear interest at eight percent (8%).  Principal and interest are due upon demand, and the principal amounts of the notes are convertible into common stock at $0.25 per share.  At October 31, 2010, we accrued interest payable to related parties of $ 419 on these notes.  Ms. McCarthy’s note was repaid when she left the company, Therefore the interest is accruing on the remainder of the notes.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The Board of Directors may direct the Company to do the following things:

(a) Issue preferred stock which may have preferred rights and privileges that are senior to the common stock holders.

(b) To borrow money for the purchase of properties

(c) To engage in the purchase and sale (or turnover) of investments, specifically real property.

(d) To offer securities in exchange for property in the event that such an exchange will benefit the Company.

(e) To repurchase or otherwise reacquire its shares or other securities.

(f) To make annual or other reports to security holders, indicating the nature and scope of such reports and whether they will contain financial statements certified by independent public accountants.

We have not participated in any of these activities to date and currently do not have any policies regarding any of the abovementioned activities except that such activities must be approved by a majority of the Board of Directors and the Board of Directors has the authority to carry out such activities.

INVESTMENT POLICIES OF REGISTRANT

In all types of investment, our policies may be changed by our directors without a vote of security holders. Typically, unanimous approval of all directors will be necessary, however if a director is unavailable for voting after being given eight (8) hours to respond (communication via email and voicemail), the unanimous vote of all other available directors will be acceptable, with a minimum of three voting members present and in unanimous agreement. The maximum percentage of assets which may be invested in any type of investment is 12.5% of the total funds. The procedure for any investment will be a complete analysis of the particular investment and then unanimous vote of the directors.

(a) Investments in real estate or interests in real estate.

We will seek out self-storage facilities, mobile home parks, and multi-family properties primarily in the Southern and Eastern United States. Although we will be seeking out properties that provide capital appreciation, we will most likely purchase properties primarily for income and cash flow from rental income. We expect to finance our properties with up to 75% loan to value ratio with traditional bank financing, but will not be limited by the amount of leverage or the number of liens that we use. Upon stabilization of our  long term properties (See “Business Description”), we will hire appropriate, local, vetted management to manage properties for up to 6% of the gross revenues of the property.

We will look to invest in both short term and long term properties depending on the size, location, rehab costs, and cash flow of the property.

As market conditions change, our policies will be evaluated and updated as necessary to safeguard shareholder equity and increase shareholder value.

(c) Securities of or interests in persons primarily engaged in real estate activities.

In the event that Company identifies investment opportunities that the Company on its own is unable to financially afford or is unable to scale its operations to manage, the Company will seek out joint venture and partnership opportunities to take advantage of such opportunities. We expect such opportunities to be in excess of $10 million in value whereby the Company will have a fractional interest in the underlying property. We will not invest more than 40% of all assets in these types of opportunities unless the Board of Directors approves such an excess of over 40% by unanimous consent.  The Company does not plan to invest in mortgage sales, offices building, or undeveloped acreage, but those properties (as stated above) that fit the investment policies of the Company.  The Board will not invest more than 25% of its assets in any security instruments that are not real estate related. The purpose of such non-real estate investments would only be for the purpose to take advantage of investments that may be counter cyclical to the real estate sector such as consumer cyclicals. We have not identified any such non-real estate investments at this time.

We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies. We also may acquire real estate or interests in real estate in exchange for the issuance of common stock, preferred stock or options to purchase stock.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these investments. Principal and interest on our debt will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

FACILITIES

We currently maintain an office at 34 Florence Street, Worcester, MA. We have no monthly rent, nor do we accrue any expense for monthly rent. Foliage Properties LLC provides us a facility in which we conduct business on our behalf. Foliage Properties LLC, of which our CEO/PRESIDENT is a Managing Member, does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than tour officers to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Foliage Properties LLC, of which our CEO/PRESIDENT is a Managing Member. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During December of 2009, our officers and directors received 1,000,000 shares of common stock each, at a price of $0.002 per share in exchange for their services as a founder of Acquisition Capital Group. All shareholders have voting and investment control over the shares entitled to them.

Name of Shareholder	Number Of Shares
Rex Jay Horwitz, CEO, President as of August 2010 and Chairman	1,000,000
Gail McCarthy, President ,Director of Acquisitions, and Director until August, 2010	1,000,000
Margaret Graveline, Secretary, Director	1,000,000
Kimberly Harrington, Treasurer, CFO, Director	1,000,000
Lisa Desrosiers, Director	1,000,000
TOTAL SHARES	5,000,000

Our officers and directors currently shareholders, as a group, represent a controlling interest in the Company, and therefore, may establish certain rights and privileges that will benefit them. Our officers may, in the future, establish compensation for themselves or for other employees of the Company. Furthermore, after the effect of the sale of all the shares offered herein, the officers may continue to control the Company.

Our CEO/PRESIDENT, Rex Jay Horwitz, and our Director, Lisa Desroisers, were married in May 2010.

SELECTION, MANAGEMENT AND CUSTODY OF REGISTRANT’S INVESTMENTS

(a) Describe the arrangements made or proposed to be made by the registrant with respect to the following:

The Company will hire on site, non-affiliated, management for buy and hold properties. Management costs will be a percentage of gross revenues not to exceed 10%. The officers and directors will be responsible for the purchases and sales of the property.

The Company may be purchasing discounted notes.

The Company intends to engage TD Bank for investment advisory services when appropriate.

We do expect Foliage Properties, which is an affiliated Company of our CEO/PRESIDENT RJ Horwitz and our Director, Lisa Desrosiers, to oversee the above activities for no additional compensation. Foliage Properties will seek out, interview, and implement management companies to operate and manage the Company’s properties. Foliage Properties will oversee the management duties of all the management companies that the Company employs. Foliage Properties will also act as a liaison between whomever the Company enlists as an investment advisor. Foliage Properties has the same address as the Company. Foliage Properties principal operations include commercial real estate investing for the past five (5) years including acquisitions, financings, and sales.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to officers or directors concerning certain transactions is as follows:

(a) No officer or director may have any direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest.

LIMITATIONS OF LIABILITY

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the DGCL, our restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of this corporation and its stockholders (through stockholders’ derivative suits on behalf of this corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our restated certificate of incorporation provides that we have the power to indemnify, and our restated by-laws state that we shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our restated by-laws further provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under our restated by-laws.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of officers and directors from inception (November 13, 2009) to October 31, 2010 .

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options
Rex Jay Horwitz, CEO, President, and Chairman	2009	$-0-	-0-	-0-	-0-	-0-

Margaret Graveline, Secretary and Director	2009	$-0-	-0-	-0-	-0-	-0-
Kimberly Harrington, CFO, Treasurer, and Director	2009	$-0-	-0-	-0-	-0-	-0-
Lisa Desrosiers, Director	2009	$-0-	-0-	-0-	-0-	-0-

Our officers and directors have not received any monetary compensation or salary since the inception of the Company. Our officers and directors have agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to Acquisition Capital Group, or for each meeting attended except for reimbursement of out-of-pocket expenses not to exceed $100.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Acquisition Capital Group did not grant any stock options to the executive officer during the most recent fiscal period ended October 31, 2010 . Acquisition Capital Group has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Our officers and directors have agreed to provide services to us without compensation until such time as either appropriately funded and/or we have earnings from our revenue.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of four members.  Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner they reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which they are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Globex Transfer, 780 Deltona Blvd., Suite 202, Deltona, FL 32725.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future. Our counsel has provided an opinion that the shares registered in this registration statement will be validly issued, fully paid, and non-assessable. This opinion is herewith filed as an exhibit.

Upon completion of this offering, we will have outstanding an aggregate of 6,500,000 of common stock. Of these shares, 1,500,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our legal counsel has provided an opinion of this, which is hereto attached as an exhibit. Only the shares being offered under this registration statement will be tradable without further restriction. However, it should be noted that this is a “best efforts” offering and there is no guarantee that all 1,500,000 shares will be sold. Our officers and directors will not be purchasing shares in this offering. The remaining 5,000,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates and as restricted by a lock-up agreement.

ACQUISITION CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

OCTOBER 31, 2010

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Acquisition Capital Group, Inc.
Worcester, Massachusetts

We have audited the accompanying balance sheet of Acquisition Capital Group, Inc. (the “Company”) as of October 31, 2010, and the related statements of operations, stockholders’ deficit, and cash flows for the period from November 13, 2009 (Inception) through October 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquisition Capital Group, Inc. as of October 31, 2010 and the results of its operations and its cash flows for the period from November 13, 2009 (Inception) through October 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
February 12, 2011

ACQUISITION CAPITAL GROUP, INC.

 (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
AS OF OCTOBER 31, 2010

October 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$6,769

TOTAL ASSETS	$6,769

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities
Accrued expenses	$13,240
Accrued interest – related parties	419
Notes payable – related parties	14,000
Total Liabilities	27,659

STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value, 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Additional paid in capital	5,000
Deficit accumulated during the development stage	(30,890)
Total Stockholders’ Deficit	(20,890)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,769

See accompanying notes to financial statements.

ACQUISITION CAPITAL GROUP, INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
PERIOD FROM NOVEMBER 13, 2009 (INCEPTION) TO OCTOBER 31, 2010

From November 13, 2009 (Inception) to October 31, 2010

REVENUES	$0

OPERATING EXPENSES
Professional fees	20,775
Registration and filing fees	1,966
Seminars and education	7,487
General and administrative	243
TOTAL OPERATING EXPENSES	30,471

LOSS FROM OPERATIONS	(30,471)

OTHER INCOME (EXPENSE)
Interest expense	(419)

NET LOSS BEFORE INCOME TAXES	(30,890)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(30,890)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	4,443,428

See accompanying notes to financial statements.

ACQUISITION CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM NOVEMBER 13, 2009 (INCEPTION) TO OCTOBER 31, 2010

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, November 13, 2009	-	$-	$-	$-	$-

Issuance of common stock for cash	5,000,000	5,000	5,000	-	10,000

Net loss for the period ended October 31, 2010	-	-	-	(30,890)	(30,890)

Balance, October 31, 2010	5,000,000	$5,000	$5,000	$(30,890)	$(20,890)

See accompanying notes to financial statements.

ACQUISITION CAPITAL GROUP, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
PERIOD FROM NOVEMBER 13, 2009 (INCEPTION) TO OCTOBER 31, 2010

Period from November 13, 2009 (Inception) to October 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(30,890)
Changes in assets and liabilities:
Increase in accrued expenses	13,240
Increase in accrued interest – related parties	419
CASH FLOWS USED IN OPERATING ACTIVITIES	(17,231)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	10,000
Proceeds from notes payable – related parties	15,500
Payments of notes payable – related parties	(1,500)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	24,000

NET INCREASE IN CASH	6,769
Cash, beginning of period	0
Cash, end of period	$6,769

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

ACQUISITION CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Acquisition Capital Group, Inc. (the “Company”) was incorporated in the State of Delaware on November 13, 2009. The Company has been created to capitalize on the current downturn in the real estate market and plans to acquire commercial properties at deeply-discounted valuations, hold them, and then resell the properties after valuations have increased.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted an October 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $6,769 of cash as of October 31, 2010.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, accrued expenses, accrued interest – related parties and notes payable – related parties. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

ACQUISITION CAPITAL GROUP, INC.

 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of October 31, 2010.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Acquisition Capital Group does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of October 31, 2010.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses consisted of the following as of October 31, 2010:

Accrued professional fees	$10,250
Accrued seminar fee	2,990
Total Accrued Expenses	$13,240

ACQUISITION CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2010

NOTE 4 – NOTES PAYABLE – RELATED PARTIES

In March and April 2010, the Company received loans from 5 shareholders of $1,500 each.  The notes are unsecured and bear interest at eight percent (8%).  Principal and interest are due upon demand, and the principal amounts of the notes are convertible into common stock at $0.25 per share.  In September 2010 the Company received additional loans from four shareholders of $2,000 each.  These loans carry the same terms as the initial loans mentioned above.

The Company repaid one of the initial loans of $1,500 in August 2010.  The Company had outstanding notes payable – related parties of $14,000 and accrued interest payable to the related parties of $419 on these notes as of October 31, 2010.

NOTE 5 – COMMON STOCK

The Company has 75,000,000 shares of $0.001 par value common stock authorized.

On December 23, 2009, the Company issued 5,000,000 shares for cash totaling $10,000.

As of October 31, 2010, a total of 5,000,000 shares were issued and outstanding.

NOTE 6 – INCOME TAXES

As of October 31, 2010, the Company had net operating loss carry forwards of approximately $31,000 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

2010
Federal income tax attributable to:
Current Operations	$10,540
Less: valuation allowance	(10,540)
Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2010
Deferred tax asset attributable to:
Net operating loss carryover	$10,540
Less: valuation allowance	(10,540)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $31,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

ACQUISITION CAPITAL GROUP, INC.

 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2010

NOTE 7– COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 12, 2011, the date these financial statements were issued, and has determined it does not have any material subsequent events to disclose.

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Acquisition Capital Group, Inc.
Worcester, Massachusetts

We have audited the accompanying balance sheet of Acquisition Capital Group, Inc. (the “Company”) as of December 31, 2009, and the related statements of operations, stockholders’ equity, and cash flows for the period from November 13, 2009 (Inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquisition Capital Group, Inc. as of December 31, 2009 and the results of its operations and its cash flows for the period from November 13, 2009 (Inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Bingham Farms, Michigan
January 17, 2010

ACQUISITION CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2009

December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$1,650

TOTAL ASSETS	$1,650

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accrued expenses	$0
Total Liabilities	0

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value, 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Additional paid in capital	5,000
Deficit accumulated during the development stage	(8,350)
Total Stockholders’ Equity	1,650

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,650

See accompanying notes to financial statements.

ACQUISITION CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 13, 2009 (INCEPTION) TO DECEMBER 31, 2009

Period from November 13, 2009 (Inception) to December 31, 2009

REVENUES	$0

OPERATING EXPENSES
Professional fees	8,350
TOTAL OPERATING EXPENSES	8,350

NET LOSS BEFORE INCOME TAXES	(8,350)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(8,350)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	918,367

See accompanying notes to financial statements.

ACQUISITION CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM NOVEMBER 13, 2009 (INCEPTION) TO DECEMBER 31, 2009

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, November 13, 2009	-	$-	$-	$-	$-

Issuance of common stock for cash	5,000,000	5,000	5,000	-	10,000

Net loss for the period ended December 31, 2009	-	-	-	(8,350)	(8,350)

Balance, December31, 2009	5,000,000	$5,000	$5,000	$(8,350)	$1,650

See accompanying notes to financial

ACQUISITION CAPITAL GROUP, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 13, 2009 (INCEPTION) TO DECEMBER 31, 2009

Period from November 13, 2009 (Inception) to December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(8,350)
Changes in assets and liabilities:
Increase in accrued expenses	0
CASH FLOWS USED IN OPERATING ACTIVITIES	(8,350)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	10,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	10,000

NET INCREASE IN CASH	1,650
Cash, beginning of period	0
Cash, end of period	$1,650

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

ACQUISITION CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Acquisition Capital Group, Inc. (the “Company”) was incorporated in the State of Delaware on November 13, 2009. The Company has been created to capitalize on the current downturn in the real estate market and plans to acquire commercial properties at deeply-discounted valuations, hold them, and then resell the properties after valuations have increased.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share
Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Tax
Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

ACQUISITION CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and accrued expenses. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted an October 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Stock-based compensation.
For the period ended December 31, 2009, the Company has not issued any share-based payments to its employees.  Under the modified prospective method the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

Recent Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has no revenues as of December 31, 2009.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

ACQUISITION CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 5 – INCOME TAXES

The provision for Federal income tax consists of the following:

December 31, 2009
Refundable Federal income tax attributable to:
Current Operations	$2,839
Less: valuation allowance	(2,839)
Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

December 31, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$2,839
Less: valuation allowance	(2,839)
Net deferred tax asset	$-

At December 31, 2009, the Company had an unused net operating loss carryover approximating $8,350 that is available to offset future taxable income; it expires beginning in 2029.

NOTE 6 – COMMON STOCK

On December 23, 2009, the Company issued 5,000,000 shares for cash totaling $10,000.

As of December 31, 2009, a total of 5,000,000 shares were issued and outstanding.

NOTE 7– COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

Prospectus

_______________________

Acquisition Capital Group, Inc.
34 Florence Street
Worcester, MA 01060

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the DGCL, our restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of this corporation and its stockholders (through stockholders’ derivative suits on behalf of this corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our restated certificate of incorporation provides that we have the power to indemnify, and our restated by-laws state that we shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our restated by-laws further provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under our restated by-laws.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$25.00
Printing fees	300.00
Legal fees and expenses	10,000.00
Accounting fees and expenses	3,500.00
Total	$13,825.00

SALES TO SPECIAL PARTIES

Our Officers and Directors each received 1,000,000 shares of stock at a price of $.002 per share in exchange for services as officers and directors of the company.

RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with organizing Acquisition Capital Group, Inc. on November 13, 2009, our officers and directors were each issued 1,000,000 shares of restricted common stock in exchange for $2,000 cash for startup expenses. This was a price of $.002 per share. All investors were either financially sophisticated or accredited and all had access to information regarding the company.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Name of Shareholder(1)	Number Of Shares	Aggregate Price
Rex Jay Horwitz	1,000,000	$2,000
Gail McCarthy	1,000,000	$2,000
Kimberly Harrington	1,000,000	$2,000
Margaret Graveline	1,000,000	$2,000
Lisa Desrosiers	1,000,000	$2,000
TOTAL	5,000,000	$10,000

The shareholders listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

The offering did not involve integration with other offerings. The sale of the securities herein discussed involved a single, discrete offering and were not subject to integration with any other offers or sales, whether registered under the Act or otherwise exempt from the registration requirements of the Act.

The shareholders have agreed to resale limitations. Thereby, the securities herein discussed are "restricted securities" as defined in Rule 144. Any re-sales of securities issued pursuant to this section must be in compliance with the registration requirements of the Act or an exemption from those requirements. Ninety days after the Company becomes subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, securities issued under this section may be resold by persons who are not affiliates (as defined in Rule 144) in reliance on Rule 144, without compliance with paragraphs (c), (d), (e) and (h) of Rule 144, and by affiliates without compliance with paragraph (d) of Rule 144.

EXHIBITS INDEX

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name
1.1	Subscription Agreement

3.1	Certificate of Incorporation

3.2	By-Laws

4.1	Specimen Stock Certificate

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality

10.1	Promissory Note

23.1	Consent of Silberstein Ungar, PLLC

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II.
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Worcester, State of Massachusetts, on March 8, 2011.

Acquisition Capital Group, Inc.

By:	/s/ Rex Jay Horwitz
Rex Jay Horwitz,
Chief Executive Officer & President

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Rex Jay Horwitz	Chief Executive Officer, President and Director	March 8, 2011
Rex Jay Horwitz	(Principal Executive)

/s/ Margaret Graveline	Secretary and Director	March 8, 2011
Margaret Graveline

/s/ Kimberly Harrington	Controller and Director	March 8, 2011
Kimberly Harrington	Treasurer, Chief Financial Officer,

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-11

UNDER

THE SECURITIES ACT OF 1933

Acquisition Capital Group, Inc.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION
1.1	Subscription Agreement	Previously Filed

3.1	Certificate of Incorporation and Amendment	Previously Filed

3.2	By-Laws	Previously Filed

4.1	Stock Certificate Specimen 2009 with S-11	Previously Filed

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously Filed

10.1	Promissory Note	Filed herewith

23.1	Consent of Silberstein Ungar, PLLC	Filed herewith

23.2	Consent of Counsel	Incorporated by reference, 5.1